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                                                                  EXHIBIT (K)(6)
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                                CUSTODY AGREEMENT

                                     Between

                             BANKERS TRUST COMPANY,

                                  as Custodian

                                       and

                        FINANCIAL SECURITY ASSURANCE INC.

                          Dated as of December l, 1988


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  4636f
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                                TABLE OF CONTENTS
                                                                           Page
PREAMBLE ....................................................................1

                                    ARTICLE I

DEFINITIONS .................................................................2

                                   ARTICLE II

                      CUSTODY ACCOUNT AND CUSTODY RECEIPTS

SECTION 2.01. Creation of Custody Account ...................................4
SECTION 2.02. Custody Receipts ..............................................5
SECTION 2.03. Delivery of Custody Receipts ..................................5
SECTION 2.04. Mutilated, Lost, Stolen or Destroyed Custody Receipts .........6
SECTION 2.05. Registration and Transfer of Ownership; Persons Treated
              as Owners .....................................................7
SECTION 2.06. Deposits With Depository ......................................9

                                  ARTICLE III

                       ADMINISTRATION OF CUSTODY ACCOUN

SECTION 3.01. Payments of Redemption Price, Liquidation Preference and
              Dividends on Preferred Stock .................................10
SECTION 3.02. Notices ......................................................11
SECTION 3.03. Duties With Respect to Surety Bond ...........................11
SECTION 3.04. Defaults by Fund .............................................14
SECTION 3.05. Unclaimed Moneys .............................................16
SECTION 3.06. Obligation of Owners With Respect to Certain Taxes and
              Filings ......................................................16
SECTION 3.07. Transfers of Surety Bond or Preferred Stock by Custodian .....16
SECTION 3.08. Termination of Custody Account ...............................16
SECTION 3.09. Insolvency Proceedings .......................................17
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                                   ARTICLE IV

                                  THE CUSTODIAN

SECTION 4.01. Standard of Liability ........................................18
SECTION 4.02. Resignation and Removal of the Custodian; Appointment
              of Successor .................................................18
SECTION 4.03. Charges and Expenses .........................................19

                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.01. Amendments, Etc. .............................................20
SECTION 5.02. Counterparts .................................................21
SECTION 5.03. Exclusive Benefit of Parties; Effective Date .................21
SECTION 5.04. Invalidity of Provisions .....................................21
SECTION 5.05. Notices ......................................................21
SECTION 5.06. Business Day .................................................22
SECTION 5.07. Governing Law ................................................22
SECTION 5.08. Shareholder Rights ...........................................22
SECTION 5.09. Headings .....................................................22

SIGNATURES .................................................................22

EXHIBIT 1 - Form of Custody Receipt
EXHIBIT 2 - Form of Opinion of Counsel of Issuer of Surety Bond

                                CUSTODY AGREEMENT

         THIS CUSTODY AGREEMENT dated as of December 1, 1988 is being executed by BANKERS TRUST COMPANY, a New York banking corporation, as custodian (the "Custodian"), and FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("Financial Security"), for the benefit of the Owners from time to time of Custody Receipts. (All capitalized terms used herein and not otherwise defined shall have the meaning set forth in Article I hereof.)

         WHEREAS, Financial Security and the Custodian desire to enter into this Custody Agreement to provide for the issuance from time to time of Custody Receipts, each such Custody Receipt to evidence (i) the Owner's beneficial ownership of the share or shares of Preferred Stock indicated on the Custody Receipts Register, and (ii) the Owner's rights with respect to such Custody Receipt under this Custody Agreement and under the Surety Bond; and

         WHEREAS, the parties hereto desire to establish the terms pursuant to which the Surety Bond and the Preferred Stock are deposited with, and held in custody by, the Custodian, the terms and conditions for the issuance, transfer and exchange of Custody Receipts and the terms for the payment of certain fees and expenses associated with this Custody Agreement; and

         WHEREAS, the Preferred Stock represents an indirect ownership interest in certain securities and other assets held in trust on behalf of the Fund, and dividends, the redemption price and any liquidation preference with respect to the Preferred Stock are payable in accordance with the Certificate from assets owned by the Fund and the earnings therefrom; and

         WHEREAS, upon any payment by Financial Security under the Surety Bond, Financial Security will receive certain rights with respect to the Preferred Stock which is held in trust by the Custodian for such purpose;

         NOW, THEREFORE, the parties hereto do hereby agree, for the benefit of the Owners from time to time of Custody Receipts, as follows:

                                    ARTICLE I

                                   DEFINITIONS

          All capitalized terms used in this Custody Agreement shall have the meanings provided in this Article I, in both singular and plural form, as appropriate.

          "Authorized Officer" means any officer or officers of the Custodian designated as such by the Custodian in a written notice delivered by the Custodian to Financial Security.

          "Business Day" means a day on which banks are not authorized or required by law to be closed in either the city in which the principal office of Financial Security is located or the city in which the principal office of the Custodian is located.

          "Certificate" means the Fund's Articles of Amendment and Restatement, as in effect on the date hereof and as subsequently amended from time to time.

          "Custodian" means Bankers Trust Company, a New York banking corporation, or any successor Custodian hereunder.

          "Custody Accounts" means the account established and maintained pursuant to Section 2.01 of this Custody Agreement.

          "Custody Agreement" means this Custody Agreement, as amended or supplemented from time to time.

          "Custody Receipt" means a receipt substantially in the form set forth in Exhibit 1 hereto and executed and delivered pursuant to Sections 2.02 and
2.03 of this Custody Agreement.

          "Custody Receipts Register" means the records maintained by the Custodian pursuant to Section 2.05 of this Custody Agreement.

          "Depository" means The Depository Trust Company or any successor thereto.

          "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, or any successor thereto, and the issuer of any Qualified Surety Bond.

          "Fund" means Prospect StreetSm High Income Portfolio Inc., a Maryland corporation, and its successors and assigns.

          "Holder" has the meaning specified in the Certificate.

          "Insolvency Proceeding" means any of the events or proceedings described in Section 5.01(g) of the Insurance Agreement.

          "Insurance Agreement" means the Insurance Agreement dated as of December 1, 1988 between Financial Security and the Fund, as amended or supplemented from time to time.

          "Mail" means mail by first-class postage to specified Owners at their addresses set forth in the Custody Receipts Register.

          "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto until such corporation or successor no longer rates the Preferred Stock.

          "Notice of Transfer or Exchange" means the Notice of Transfer or Exchange printed on a Custody Receipt.

          "Owner" means, with respect to a Custody Receipt, the person in whose name such Custody Receipt is registered on the Custody Receipts Register.

          "Paying Agent" means Bankers Trust Company and the successors or any other paying agent appointed by the Fund to perform the functions performed by the Paying Agent under the Certificate.

          "Preferred Stock" means the Taxable Auction Rate Preferred Stock (No Par Value) (Liquidation Preference $100,000 per Share) of the Fund covered by the Surety Bond.

          "Principal Office" means 4 Albany Street, Corporate Trust and Agency Group, New York, New York 10006, or such other office designated as such by the Custodian in a written notice delivered by the Custodian to Financial Security and the Fund.

          "Qualified Surety Bond" means any surety bond substantially in the form of the Surety Bond issued by an entity having a claims-paying ability rating by Moody's and S&P no lower than that of Financial Security.

          "Record Date" means, with respect to a Scheduled Payment on the Preferred Stock, any record date established for such Scheduled Payment pursuant to applicable law.

          "Scheduled Payment" has the meaning specified in the Surety Bond.

          "S&P" means Standard and Poor's Corporation, a corporation organized and existing under the laws of the State of New York, or any successor thereto, until such corporation or successor no longer rates the Preferred Stock.

          "Stock Books" means the stock transfer books of the Fund maintained by the Paying Agent with respect to the Preferred Stock.

          "Surety Bond" means the Surety Bond delivered by Financial Security to the Custodian pursuant to, and substantially in the form set forth in, the Insurance Agreement and held by the Custodian in the Custody Account and any Qualified Surety Bond.

          "Surety Bond Expiration Date" means the later of (i) [           ],
1993 and (ii) any date to which the Surety Bond shall have been extended as confirmed in an endorsement to the Surety Bond delivered by Financial Security to the Custodian.

                                   ARTICLE II

                      CUSTODY ACCOUNT AND CUSTODY RECEIPTS

          Section 2.01. Creation of Custody Account. The Custodian shall establish and maintain a separate Custody Account to be designated "Prospect Street(SM) High Income Portfolio Inc. Taxable Auction Rate Preferred Stock Custody Account." The Custodian shall deposit into such Custody Account the Preferred Stock, the Surety Bond and any moneys received in connection therewith. The Preferred Stock shall at all times be registered in the name of the Custodian (or its nominee or its agent's nominee) on the Stock Books. The Custody Account shall at all times be maintained as a custodial account for the benefit of the Owners, separated and segregated from all other accounts, funds and property in the possession of the bank or trust company acting as Custodian. The Preferred Stock, the Surety Bond and any moneys held in the Custody Account shall not at any time be commingled with any other assets or property held by the Custodian. The Custodian shall maintain separate records in connection with any moneys which it may hold, in such Custody Account or otherwise, in connection with the Preferred Stock and the Surety Bond. To the extent practicable, the Custodian shall arrange for payments of dividends on Preferred Stock to be transferred by wire in immediately available funds to the Custodian. The Preferred Stock physically held by the Custodian shall be represented by one certificate. Without limitation of the foregoing, the Preferred Stock shall be held in trust by the Custodian to secure the rights of Financial Security provided in Section 3.03 of this Agreement.

          Section 2.02. Custody Receipts. The Custodian shall issue the initial Custody Receipts in the form of one Custody Receipt to the Depository, who shall hold such certificate for the beneficial owners of the Preferred Stock until such time as the Fund determines that such beneficial owners should receive certificated Custody Receipts in which event the Custodian shall issue, transfer and exchange Custody Receipts as required in appropriate amounts as indicated by the Depository, each such Custody Receipt to evidence beneficial ownership by the Owner named therein of the Preferred Stock represented thereby (as set forth in the Custody Receipt Register) and the rights relating to such Custody Receipt under this Custody Agreement and the Surety Bond. Custody Receipts shall be substantially in the form set forth in Exhibit 1 hereto and shall be assigned consecutive registration numbers from CR-1. Each Custody Receipt shall be executed by the Custodian by the manual signature of an Authorized Officer and no Custody Receipt shall be entitled to any benefits under this Custody Agreement, or be valid or obligatory for any purpose, unless so executed by the Custodian. In case any Authorized Officer whose signature shall appear on any Custody Receipt shall cease to be an Authorized Officer, such signature shall nevertheless be valid and sufficient for all purposes as if such person had remained in office. The Custody Receipts shall not evidence any financial obligation of the Custodian except that the Custodian shall be required, as provided in Section 3.01 hereof, to apply all payments received in respect of the Preferred Stock deposited hereunder to the Custody Receipts evidencing ownership of such Preferred Stock without making any deduction whatsoever, other than as explicitly provided in this Custody Agreement.

          Section 2.03. Delivery of Custody Receipts. The Custodian shall deliver the initial Custody Receipt as specified in Section 2.02 hereof, upon receipt by the Custodian of the following:

                   (a) the original Surety Bond;

                   (b) a certificate representing [ ] shares of the Preferred Stock registered in the name of the Custodian (or its nominee or its agent's nominee) or endorsed by the registered owner thereof for transfer to the Custodian (or its nominee or its agent's nominee) or in blank;

                   (c) an opinion of counsel to Financial Security in substantially the form set forth in Exhibit 2 hereto;

                   (d) a list of the names, addresses and, unless not required to be obtained under applicable laws and regulations, taxpayer identification numbers of the persons in whose names, and the number of shares in which, such Custody Receipts are to be registered; and

                   (e) a certified copy of the Certificate.

          The Custodian may accept additional shares of the Preferred Stock for deposit in the Custody Account and deliver an initial Custody Receipt as specified in Section 2.02 hereof upon receipt of the following:

                   (a) an endorsement to the Surety Bond increasing the coverage of the Surety Bond to cover such additional shares of Preferred Stock;

                   (b) a certificate representing such additional shares of the Preferred Stock registered in the name of the Custodian (or its nominee or its agent's nominee) or endorsed by the registered owner thereof for transfer to the Custodian (or its nominee or its agent's nominee) or in blank;

                   (c) an opinion of counsel to Financial Security in substantially the form set forth in Exhibit 2 hereto; and

                   (d) a list of the names, addresses and, unless not required to be obtained under applicable laws and regulations, taxpayer identification numbers of the persons in whose names, and the number of shares in which, such Custody Receipts are to be registered.

          The initial Custody Receipts to be executed and delivered by the Custodian as provided in this Section 2.03 shall be delivered to or upon the order of the Depository at a location specified by the Depository and agreed upon by the Custodian. Such delivery shall be made on the date that the Preferred Stock is delivered to the Custodian as provided in paragraph (b) of this Section 2.03.

          Section 2.04. Mutilated, Lost, Stolen or Destroyed Custody Receipts. In the event a Custody Receipt is mutilated, lost, stolen or destroyed, the Custodian shall execute and deliver in lieu thereof a new Custody Receipt, provided that:

                   (a) in the case of any mutilated Custody Receipt, such mutilated Custody Receipt shall be first surrendered to the Custodian; and

                   (b) in the case of any lost, stolen or destroyed Custody Receipt, there shall first be delivered to the Custodian evidence of such loss, theft or destruction satisfactory to the Custodian and Financial Security, together with indemnity satisfactory to each of them, and neither Financial Security nor the Custodian shall have received notice that such Custody Receipt has been acquired by a bona fide purchaser.

In the event that any such mutilated, lost, stolen or destroyed Custody Receipt evidences one or more shares of Preferred Stock that have been called for redemption, the Custodian in its discretion may, if the conditions set forth in clause (a) or (b), as applicable, have been satisfied, instead of issuing a new Custody Receipt, remit the amount received on behalf of the Owner of such mutilated, lost, stolen or destroyed Custody Receipt in connection with such redemption or payment without surrender of the Custody Receipt otherwise required by Section 3.01 hereof. All replacement Custody Receipts issued pursuant to this Section shall be entitled to the full benefits hereunder, whether or not, in the case of clause (b), any lost, stolen or destroyed Custody Receipt shall be found at any time.

          Section 2.05. Registration and Transfer of Ownership; Persons Treated as Owners.

                   (a) The Custodian shall maintain a Custody Receipts Register for the Custody Receipts at the Custodian's Principal Office to provide for the registration of the Custody Receipts and the registration of transfers of the Custody Receipts entitled to be registered or transferred as herein provided. The Custody Receipts Register may, at reasonable times and under reasonable regulations established by the Custodian, be inspected and copied by Financial Security (or its designee), the Fund or by a designated representative of Owners of Custody Receipts evidencing more than 25% of the outstanding shares of the Preferred Stock. The Custodian shall maintain on the Custody Receipts Register, with respect to each such Custody Receipt, (i) the name, address and, unless not required to be maintained under applicable laws and regulations, taxpayer identification number of the Owner of such Custody Receipt, (ii) the registration number of such Custody Receipt, (iii) the liquidation preference amount or amounts and registered number or numbers, if available, of the Preferred Stock evidenced by such Custody Receipt and (iv) such other information as the Custodian may deem necessary or appropriate for the performance of its duties hereunder.

                   (b) The initial Custody Receipt shall be recorded on the Custody Receipts Register in the name of Cede & Co. Thereafter, the Custody Receipts may be transferred only on the Custody Receipts Register. Upon surrender for transfer of any Custody Receipt to the Custodian at its Principal Office, with the Notice of Transfer or Exchange for such Custody Receipt fully completed, the Custodian shall
          (i) execute and deliver to the transferee or transferees named in such Notice at the address or addresses thereof set forth in such Notice a new Custody Receipt or Receipts representing such aggregate number of shares of Preferred Stock equal to the portion of the surrendered Custody Receipt so transferred, registered in the name or names of such transferee or transferees, provided that the conditions of the Certificate with respect to beneficial owners of the Preferred Stock are fulfilled and (ii) execute and deliver to the Owner of the surrendered Custody Receipt at the address thereof set forth in the Notice of Transfer or Exchange for such Custody Receipt a new Custody Receipt or Receipts representing such aggregate number of shares of Preferred Stock equal to the portion of the surrendered Custody Receipt not so transferred. Each Custody Receipt issued upon such a transfer shall bear a registration number not assigned previously and shall represent a whole share or any integral number of shares of Preferred Stock. The Custodian shall record in the Custody Receipts Register the respective number of shares, aggregate liquidation preference and stock certificate numbers, if any, of the Preferred Stock evidenced by each Custody Receipt issued upon a transfer as provided herein.

                   (c) A Custody Receipt or Receipts may be exchanged for a Custody Receipt or Receipts representing the same aggregate number of shares but different denominations upon surrender of such Custody Receipt or Receipts to the Custodian at its Principal Office with the Notice of Transfer or Exchange for such Custody Receipt fully completed. The Custodian shall execute and deliver to the Owner of the exchanged Custody Receipt, at the address thereof set forth in such Notice of Transfer or Exchange, a Custody Receipt or Receipts that such Owner making the exchange is entitled to receive, denominated in whole shares of Preferred Stock and bearing registration numbers not assigned previously. The Custodian shall record in the Custody Receipts Register the respective number of shares, aggregate liquidation preference and stock certificate numbers, if any, of the Preferred Stock evidenced by each Custody Receipt issued upon an exchange of Custody Receipts.

                   (d) The Custodian may require payment by the Owner of a Custody Receipt of a sum sufficient to cover any tax, governmental fee or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of such Custody Receipt, and may require that such taxes, fees or other charges be paid prior to the issuance of a new Custody Receipt. The Custodian shall not be required to issue or register the transfer of any Custody Receipt during the period when the Paying Agent would not be required to issue or register the transfer of any Preferred Stock pursuant to the terms of the Certificate.

                   (e) Financial Security and the Custodian may treat the person in whose name a Custody Receipt is registered as the absolute owner thereof, for all purposes whatsoever, and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction in the premises.

                   (f) Whenever any Custody Receipt shall be delivered to the Custodian for transfer, exchange or payment, upon transfer, exchange or payment, the Custodian shall cancel and destroy such Custody Receipt, and shall maintain a record of such cancellation and destruction.

          Section 2.06. Deposits With Depository. The Custodian is authorized to take such actions with the Depository as will enable Custody Receipts to be deposited with such Depository. The Depository as the Owner of the Custody Receipt representing all the shares of Preferred Stock may take any action pursuant to this Custody Agreement with respect to any one or more shares of the Preferred Stock represented by the Custody Receipt as may be directed by the beneficial owners of such Preferred Stock.

                                   ARTICLE III

                        ADMINISTRATION OF CUSTODY ACCOUNT

          Section 3.01. Payments of Redemption Price, Liquidation Preference and Dividends on Preferred Stock.

                   (a) The Custodian shall remit to each Owner of record of a Custody Receipt on the Record Date preceding any Scheduled Payment the dividend component of such Scheduled Payment on Preferred Stock represented by such Custody Receipt. The Custodian shall use its best efforts to make such remittance immediately upon receipt of such payment by the Custodian. Payment of such dividend to the Depository shall be by wire transfer of immediately available funds, otherwise such payment shall be made by bank check payable in currency of the United States of America sent by Mail to such Owner or by such other method requested by an Owner and consented to in writing by the Fund.

                   (b) The Custodian (or its agent) shall duly present (or cause to be presented) each share of Preferred Stock for payment on or prior to its redemption date or date fixed for payment of any liquidation preference with respect thereto, in each case in accordance with the provisions of the Certificate. A payment received by the Custodian of all or a portion of the redemption price or liquidation preference of a share of Preferred Stock upon redemption or liquidation shall be remitted by the Custodian to the Owner of the Custody Receipt evidencing such Preferred Stock at the Principal Office of the Custodian immediately upon presentation of such Custody Receipt. Upon such a presentation and remittance in connection with a payment of a portion of the redemption price or liquidation preference of a share of a Preferred Stock, the Custodian shall issue, in exchange for the Custody Receipt presented, a Custody Receipt representing the remaining liquidation preference of the Preferred Stock evidenced thereby. Payments of such redemption price or liquidation preference shall be made by transfer of immediately available funds to the Depository or otherwise by bank check payable in currency of the United States of America or by such other method requested by an Owner and consented to in writing by the Fund.

          Section 3.02. Notices.

                   (a) Upon receipt of any notice of redemption of, or payment of liquidation preference with respect to, Preferred Stock, the Custodian shall promptly transmit such notice by Mail, by hand or by telecopy to the Owner of the Custody Receipt evidencing such Preferred Stock. The Custodian (or its agent) shall present the Preferred Stock so called for redemption or payment of liquidation preference on or prior to the date of such redemption or to the Paying Agent on behalf of such Owner for redemption payment in accordance with the terms of the Certificate. The redemption price or liquidation preference received by the Custodian shall be paid to such Owner in accordance with the provisions of Section 3.01 hereof.

                   (b) Upon receipt from the Fund of any other notice with respect to the Preferred Stock including specifically a notice of a matter that requires or permits a vote by an Owner, the Custodian shall promptly transmit such notice by Mail to each Owner of a Custody Receipt. In the event such notice requests or requires any action by any such Owner, the Custodian shall not take any action on behalf of such Owner, except in accordance with written instructions from such Owner and upon receipt of reasonable indemnity from such Owner for resulting costs and liabilities, whether or not any action appears to be in the best interest of such Owner, provided that the Custodian will exercise voting rights as directed by an Owner without requiring such indemnity and provided further that such voting rights are subject to the rights of Financia1 Security set forth in 3.03(b) hereof. Any record date established by such notice for purposes specified in such notice shall be the record date for the purpose of determining the Owners of record for such purposes. If no record date is established by the Fund or applicable law, the Custodian may establish an appropriate date as a record date if in its judgment such a date is required.

          Section 3.03. Duties With Respect to Surety Bond.

                   (a) In the event that the Custodian has received notice from the Paying Agent for the Preferred Stock that the Fund has failed to deposit funds with the Paying Agent by 12:00 p.m. on the third Business Day next preceding the date the Fund is required to make all or a portion of a Scheduled Payment, the Custodian shall promptly and in any event prior to 4:30 p.m., New York City time, on such Business Day file a Notice for Payment under the Surety Bond and make the assignment required in Section 3.03(b) hereof. In the event the Custodian receives from an Owner the Order, certificate and executed assignment referred to in Paragraph 10 of the Endorsement to the Surety Bond, the Custodian shall promptly file a Notice for Payment under the Surety Bond and make the assignment required in Section 3.03(b) hereof.

                   (b) By acceptance of a Custody Receipt, each Owner irrevocably designates, appoints, authorizes and directs the Custodian to act as his attorney-in-fact as follows:

                             (i) if and to the extent a Shortfall (as defined in
                   Exhibit A to Endorsement No. 1 to the Surety Bond) exists in amounts required to pay dividends on the Preferred Stock, to execute and deliver an appropriate instrument of assignment to Financial Security for each of the claims for dividend to which such Shortfall relates contemporaneously with the delivery to Financial Security of the notice demanding payment under the Surety Bond;

                             (ii) if and to the extent a Shortfall exists in
                   amounts required to pay redemption price or liquidation preference for the Preferred Stock, to execute and deliver an appropriate instrument of assignment to Financial Security of any of the Preferred Stock the redemption price or liquidation preference for which has not previously been paid or for which moneys are not held by the Custodian and available for payment contemporaneously with the delivery to Financial Security of the notice demanding payment under the Surety Bond; and

                             (iii) if and so long as any Shortfall exists with
                   respect to the Preferred Stock, to appoint Financial Security as agent for the Owner and the Custodian in any legal proceeding with respect to the Preferred Stock including specifically the right to vote such Preferred Stock until any claims resulting from the assignments in (i) or (ii) above shall have been satisfied, such appointment to be made contemporaneously with the delivery of the notice to Financial Security demanding payment under the Surety Bond and to be contingent upon Financial Security's continued performance under the Surety Bond.

                   If the Custodian delivers to Financial Security any such instrument of assignment with respect to a Scheduled Payment and Financial Security fails to make full payment with respect to such Scheduled Payment pursuant to the Surety Bond, such instrument of assignment shall be without effect and shall be canceled and returned, on the date such payment is due, by Financial Security to the Custodian. In each case in which the Custodian shall receive, in accordance with the Surety Bond, payment from Financial Security with respect to the claims for dividend so assigned or, with respect to redemption price or liquidation preference, the assignment of Preferred Stock, whichever is applicable, the Custodian shall disburse such sums to the Owner in accordance with Section 3.01 of this Custody Agreement. Payments disbursed by the Custodian from proceeds of the Surety Bond shall not be considered to be made by the Fund, and Financial Security shall become the owner of such rights to dividends or redemption price or liquidation preference in accordance with the tenor of the assignment made to it. Irrespective of whether any assignment is executed and delivered, the Custodian and each Owner hereby agree for the benefit of Financial Security that (a) they recognize that, to the extent Financial Security pays the amount of any Shortfall with respect to the Preferred Stock to the Owners, Financial Security will be subrogated to the rights of such Owners to receive from the Fund the redemption price, liquidation preference or dividend to which such Shortfall relates, as provided in this Section and (b) the Custodian will accordingly pay to Financial Security such redemption price, liquidation preference and dividend as shall be received by it, but only from sources and in the manner provided herein, and will otherwise treat Financial Security as the owner of the rights to such redemption price, liquidation preference and dividend.

                   (c) To the extent the Custodian shall hold funds drawn under the Surety Bond, it shall hold such funds for the benefit of Financial Security until the required instruments of assignment are presented to Financial Security in accordance with the Surety Bond. Such funds shall not be invested by the Custodian. Except for the actions set forth in (a) and (b) of this Section 3.03, the Custodian shall not take any action with respect to the Surety Bond on behalf of any Owner other than in accordance with written instructions from such Owner and upon receipt of reasonable indemnity from such Owner for resulting costs and liabilities, whether or not such action appears to be in the best interest of such Owner.

                   (d) Upon default by Financial Security in the payment of any amounts due under the Surety Bond, each Owner, as the real party in interest, shall have the right to proceed directly and individually against Financial Security, in whatever manner such Owner deems to be appropriate. In such event, such Owner shall not be required to act in concert with other Owners or with the Custodian.

                   (e) In the event the Custodian has received written notice from S&P, if the Preferred Stock is rated by S&P, and from Moody's, if the Preferred Stock is rated by Moody's, that the claims-paying ability of Financial Security is rated by such rating agency "AA+" or less with respect to S&P, and "Aal" or less with respect to Moody's, and the Custodian (i) has received (A) a Qualified Surety Bond and written evidence from S&P, if the Preferred Stock is then rated by S&P, and from Moody's, if the Preferred Stock is then rated by Moody's, that the substitution of such Qualified Surety Bond for the Surety Bond then held would not, of itself, result in a reduction or withdrawal of the ratings then applicable to the Preferred Stock, (B) an opinion of counsel to the issuer of the Qualified Surety Bond in substantially the form set forth in Exhibit 2 hereto and (C) an agreement by the issuer of the Qualified Surety Bond in form acceptable to the Custodian agreeing to and assuming the obligations of Financial Security hereunder or (ii) has received written evidence from S&P, if the Preferred Stock is then rated by S&P, and from Moody's, if the Preferred Stock is then rated by Moody's, that the termination of the Surety Bond then held would not, of itself, result in a reduction or withdrawal of the ratings then applicable to the Preferred Stock, then the Custodian shall upon and as of the Surety Bond Expiration Date, in the case of (i) above, accept the Qualified Surety Bond and deposit it into the Custody Account and, in the case of either (i) or (ii) above, shall surrender the Surety Bond then held to the issuer thereof.

          Section 3.04. Defaults by Fund.

                   (a) The Fund is the obligor with respect to payment of redemption price, liquidation preference and declared dividends for the Preferred Stock and with respect to the performance of all other obligations set forth or implied in the Preferred Stock and the Certificate. The Custodian is not authorized hereunder to proceed against the Fund in the event of a default under the Preferred Stock and the Certificate, and has no power or obligation hereunder to assert any of the rights and privileges of the Owners.

                   (b) In the event of any default in payment by the Fund and by Financial Security, each Owner will have the right to proceed directly and individually against the Fund in whatever manner is deemed appropriate by such Owner either by withdrawing the Preferred Stock evidenced by such Owner's Custody Receipt from the Custody Account or by directing the Custodian to take specific actions on behalf of such Owner pursuant to Section 3.04(c) of this Custody Agreement, and such Owner will not be required to act in concert with the Custodian (unless such Owner so directs) or other Owners. The issuance of a Custody Receipt shall not in any manner: (i) alter, modify or increase the rights of the Owner of such Custody Receipt with respect to the Preferred Stock evidenced by such Custody Receipt (provided that payments of dividends on and redemption price or liquidation preference for such Preferred Stock and proceeds of the Surety Bond held by the Custodian shall be paid to such Owner as provided herein),
          (ii) grant to any Owners of other Custody Receipts rights with respect to such Custody Receipt or the Preferred Stock evidenced thereby or
          (iii) grant to such Owner, through ownership of such Custody Receipt, any rights with respect to any other Custody Receipt or the Preferred Stock evidenced thereby. The parties hereto understand and agree that each Owner of a Custody Receipt is the sole beneficial owner (subject to any obligations to the beneficial holders on whose behalf the Custody Receipt is held) of the Preferred Stock evidenced thereby (but shall have no interest in any Preferred Stock evidenced by Custody Receipts held by any other Owner) and that the Custodian shall hold Preferred Stock as custodian for the Owners of Custody Receipts evidencing such Preferred Stock.

                   (c) Notwithstanding anything in this Section 3.04 to the contrary, the Custodian will proceed promptly pursuant to Section 3.03 hereof to demand payment pursuant to the Surety Bond in the circumstances specified in Section 3.03(a) hereof and, upon receipt of indemnity satisfactory to it for resulting costs and liability, if any, will undertake to perform such other ministerial acts as may be reasonably necessary to assist the Owners in proceeding against Financial Security, if necessary, or for enforcing rights hereunder or under the Certificate.

          Section 3.05. Unclaimed Moneys. In the event any moneys constituting payment of redemption price, liquidation preference or dividend for any Preferred Stock (including any proceeds from a draw on a Surety Bond) are not claimed by the Owner of the Custody Receipt evidencing such Preferred Stock (or, in the case of Surety Bond proceeds, are required to be held by the Custodian and not released to the Owner), the Custodian shall segregate and hold such moneys in a subaccount within the Custody Account, without liability for interest thereon, for the account of the Owner entitled thereto. Such moneys shall not be invested by the Custodian, but shall be held in trust for the benefit of such Owner. All such moneys that remain in any such subaccount on the date that is two (2) years and eleven (11) months after the date on which such moneys were originally due, and as to which such Owner has not indicated an interest as evidenced by a memorandum on file with the Custodian, shall be disbursed to Financial Security, if such moneys were provided by Financial Security, or to the Fund, if such moneys were provided by the Fund, and such Owner shall thereafter look only to such respective party for payment.

          Section 3.06. Obligation of Owners With Respect to Certain Taxes and Filings. If any tax or other governmental charge shall become payable by or on behalf of the Custodian, including any tax or charge required to be withheld from any payment to or by the Custodian under the provisions of any applicable law or regulation, with respect to any Custody Receipt or any Preferred Stock evidenced thereby, such tax or charge shall be payable by the Owner of such Custody Receipt and may, following written notice from the Custodian to such Owner, be withheld by the Custodian.

           Section 3.07. Transfers of Surety Bond or Preferred Stock by Custodian. The Custodian shall hold the Preferred Stock and the Surety Bond in custody only and shall not assign, transfer, pledge, set off or otherwise dispose of the Surety Bond, Preferred Stock or interest therein except as specifically provided hereunder or as required by an order of a court having jurisdiction in the premises.

          Section 3.08. Termination of Custody Account. During the term of this Custody Agreement, the Custodian shall have the following obligations:

                   (a) The Custodian shall maintain in the Custody Account each share of Preferred Stock until the earliest to occur of: (i) redemption of such Preferred Stock in full, including all accrued dividends, by the Fund and/or payments of amounts with respect thereto by Financial Security pursuant to the Surety Bond, (ii) payment of the full liquidation preference of such Preferred Stock, including all accrued dividends, by the Fund and/or payments of amounts with respect thereto by Financial Security pursuant to the Surety Bond upon redemption in whole or liquidation of such Preferred Stock, (iii) the Surety Bond Expiration Date and (iv) the receipt of the written evidence from Moody's and S&P referred to in Section 3.03(e)(ii) hereof. Upon termination of the Custody Account pursuant to clause (iii) above, any shares of Preferred Stock shall be delivered to or at the direction of the Owner thereof. The Custodian hereby disclaims any equitable or beneficial interest in the Preferred Stock. No Preferred Stock will be available to the Custodian for its own use or profit, nor will any Preferred Stock be deemed to be part of the general assets of the Custodian. The Preferred Stock will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian.

                   (b) The Custodian shall maintain the Surety Bond in the Custody Account until the earlier of (a) the Term of the Surety Bond (as defined therein) shall have expired or (b) receipt of those items required by Section 3.03(e)(i) or Section 3.03(e)(ii), whereupon such Surety Bond shall be returned to Financial Security.

          Section 3.09. Insolvency Proceedings. The Custodian shall promptly notify Financial Security of (i) the commencement of any Insolvency Proceeding by the Fund known to the Custodian and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of any redemption price, liquidation preference or dividend with respect to any Preferred Stock. Financial Security may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including
(i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to Preference Claim and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. Financial Security shall be subrogated to the rights of the Custodian and each Owner in the conduct of any Insolvency Proceeding, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding so long as any action so taken is not adverse to such Owner's right to payment pursuant to the Surety Bond.

                                   ARTICLE IV

                                  THE CUSTODIAN

          Section 4.01. Standard of Liability. The Custodian shall not be liable under this Custody Agreement other than by reason of bad faith or gross negligence in the performance of such duties as are specifically set forth in this Custody Agreement. The Custodian undertakes to perform such duties and only such duties as are set forth in the Custody Agreement and no implied covenants or obligations shall be read into this Custody Agreement against the Custodian. The Custodian shall not be liable for any damages resulting from any distribution from the Custody Account to an Owner at the address of record of such Owner in the Custody Receipts Register. The Custodian shall not be liable for any action or inaction by it done in reasonable reliance upon the unqualified written opinion of its legal counsel or the written advice of its accountants. The Custodian may rely and shall be protected in acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Custodian shall not incur any liability to any Owner if by reason of any provision of any present or future law, or regulation thereunder, of any governmental authority, or by court order or by reason of any act of God or war or other circumstance beyond the control of the Custodian, the Custodian shall be prevented or forbidden from doing or performing any act or thing which the terms of this Custody Agreement provide shall be done or performed, and the Custodian shall not incur any liability to any Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Custody Agreement provide shall or may be done or performed.

          Section 4.02. Resignation and Removal of the Custodian; Appointment of Successor. The Custodian may resign with respect to all of its duties hereunder at any time by written notice thereof delivered to Financial Security and given by Mail to each Owner, such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.

          Financial Security or the Owners of Custody Receipts evidencing a majority of outstanding shares of the Preferred Stock may, upon 30 days' written notice to the Custodian, remove the Custodian and appoint a successor Custodian meet ing the qualifications set forth in the succeeding paragraph. In the event of such removal, the Custodian shall pay over to its successor Custodian any fees or charges previously paid to the Custodian with respect to such Custody Receipts in respect of duties not yet performed under this Custody Agreement which remain to be performed by a successor Custodian.

          In case at any time the Custodian acting hereunder shall resign, Financial Security shall, within 90 days after the delivery of the notice of resignation, appoint a successor Custodian. Any successor Custodian shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Custodian has been appointed within such 90 days, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          Any successor Custodian shall execute and deliver to its predecessor and to Financial Security an instrument in writing accepting its appointment hereunder, and thereupon such successor Custodian, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Custodian under this Custody Agreement, and such predecessor, upon payment of all sums due it and on the written request of Financial Security, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Custody Account and all records relating thereto to such successor. Any successor Custodian shall promptly give notice of its appointment to the Owners by Mail and to Moody's and S&P by first-class mail or hand delivery.

          Any corporation into or with which the Custodian may be merged, consolidated or converted shall be the successor of such Custodian without the execution or filing of any document or any further act. Notice of such merger, consolidation or conversion shall be given by first-class mail or hand delivery to Moody's and S&P.

          Section 4.03. Charges and Expenses. Except as expressly provided in this Custody Agreement, no charges or expenses of the Custodian or any other person shall be payable by or withheld from any Owner. The Fund shall be responsible for the payment of all other charges and expenses of the Custodian (including, in each case, reasonable fees and expenses of counsel) incidental to the performance of its obligations hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.01. Amendments, Etc. Without notice to or consent of any Owners, any provisions of this Custody Agreement may be amended (i) to cure any formal defect, omission, inconsistency or ambiguity in this Custody Agreement,
(ii) to add to the covenants and agreements of the Custodian or Financial Security or to surrender any right or power herein conferred upon the Custodian, the Fund or Financial Security, (iii) to effectuate the assignment of the Custodian's rights and duties hereunder to a qualified successor as provided herein, (iv) to comply with the Trust Indenture Act of 1939, as from time to time amended, or the Investment Company Act of 1940, as from time to time amended, (v) to increase the number of shares of Preferred Stock held in custody under this Custody Agreement or (vi) to modify, alter, amend or supplement this Custody Agreement in any other respect not inconsistent herewith which, in the opinion of counsel acceptable to the Custodian, is not adverse to the Custodian or any of the Owners. Except for amendments made pursuant to clause (i), (ii),
(iii), (iv), (v) or (vi) above, no amendment affecting the Owners of Custody Receipts may be made to this Custody Agreement without the consent of Owners of Custody Receipts evidencing 66-2/3% of the outstanding shares of the Preferred Stock, provided that no amendment may be made which would directly or indirectly have the effect of interfering with the rights of any Owner to make a claim under the Surety Bond without the consent of such Owner or which would modify any of the provisions of this Section 5.01 except to increase the 66-2/3% percentage figure referred to above (or any percentage substituted therefor pursuant to a prior amendment) or to provide that certain other provisions of this Custody Agreement cannot be modified without the consent of any Owner affected thereby. No amendment or waiver of any provision of this Custody Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Custodian and Financial Security, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notice of any such amendment and a copy thereof shall be given by first-class mail or hand delivery to Moody's and S&P.

          Section 5.02. Counterparts. This Custody Agreement may be executed in any number of counterparts by the parties thereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Copies of this Custody Agreement shall be filed with the Custodian and shall be open to inspection during business hours at the Custodian's Principal Office by any Owner.

          Section 5.03. Exclusive Benefit of Parties; Effective Date. This Custody Agreement is for the exclusive benefit of the Custodian, the Fund, Financial Security and the Owners of the Custody Receipts from time to time, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          The Owners shall be the beneficiaries of this Custody Agreement and, pursuant to the terms of the Custody Receipts, shall acknowledge and accept all of the terms and conditions and agree to be bound by all of the provisions hereof and of the Custody Receipts by acceptance of delivery of the Custody Receipts without the necessity of any written acknowledgement or signature. This Custody Agreement shall become effective as to the Custodian with respect to any Custody Receipts upon execution of this Custody Agreement and the receipt by the Custodian of the items specified in Section 2.03 hereof with respect to such Custody Receipts.

          Section 5.04. Invalidity of Provisions. In case any one or more of the provisions contained in this Custody Agreement or in the Custody Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          Section 5.05. Notices. Notices given Owners shall be given by Mail and shall be effective two Business Days following the date so marked. All other communications shall be mailed, sent or delivered, if to Financial Security, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022,
Attention: Surveillance, and if to the Custodian, to Bankers Trust Company, 4 Albany Street, Corporate Trust and Agency Group, New York, New York 10006, or as to each party at such other address as shall be designated by such party in a written notice to the other parties.

          Any communication so addressed and mailed to Financial Security or the Custodian shall be deemed to be given when received, and any notice sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication delivered in person shall be deemed to be given when receipted for or actually received by an authorized officer of the recipient.

          Section 5.06. Business Day. In any case where the date on which any action is required to be taken hereunder shall not be a Business Day (as defined in Exhibit 1 hereto), then such action shall be taken on the next succeeding Business Day with the same force and effect as if made on the date that such action is otherwise required to be taken hereunder.

          Section 5.07. Governing Law. This Custody Agreement and the Custody Receipts shall be governed by and construed in accordance with the laws of the State of New York.

          Section 5.08. Shareholder Rights. Any rights to be made available to a shareholder under applicable law shall be deemed incorporated in this Custody Agreement and made available to the Owners as the beneficial owners of the Preferred Stock.

          Section 5.09. Headings. The headings of articles and sections in this Custody Agreement have been inserted and the table of contents has been provided for convenience only and are not to be regarded as a part of this Custody Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein.

          DATED as of December 1, 1988.

                                               FINANCIAL SECURITY ASSURANCE INC.


                                               By /s/ Robert P. Cochran
                                                  ---------------------------
                                                  Senior Vice President

                                               BANKERS TRUST COMPANY

                                               By /s/ Eugene B. Mahrie
                                                  ---------------------------
                                                  Vice President

         THIS CUSTODY RECEIPT IS ISSUED SUBJECT TO THE SAME PROVISIONS RESTRICTING TRANSFERS OF SHARES OF TAXABLE AUCTION RATE PREFERRED STOCK ISSUED BY PROSPECT STREETSM HIGH INCOME PORTFOLIO INC. (THE "FUND") CONTAINED IN
ARTICLE IV OF THE FUND'S ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED (THE "ARTICLES OF INCORPORATION") AND IN THE MASTER PURCHASER'S LETTER REQUIRED TO BE EXECUTED BY EACH PERSON WHO ACQUIRES ANY OF THE SHARES REPRESENTED BY THIS CUSTODY RECEIPT. A COPY OF EACH SUCH MASTER PURCHASER'S LETTER, WHICH ALSO AFFECTS OTHER RIGHTS OF EACH OWNER OF THIS CUSTODY RECEIPT, IS ON FILE WITH THE CUSTODIAN. A COPY OF ARTICLE IV OF THE ARTICLES OF INCORPORATION AND A COPY OF THE MASTER PURCHASER'S LETTER SETTING FORTH THE RESTRICTIONS ON TRANSFER WILL BE FURNISHED TO THE OWNER UPON REQUEST AND WITHOUT CHARGE.

                                    EXHIBIT 1

                             FORM OF CUSTODY RECEIPT

  CR-[             ]                           Evidencing             Shares
                                               of Preferred Stock
                                               Liquidation Value $100,000/Share

CUSTODY RECEIPT CUSIP: [        ]

                     CUSTODY RECEIPT EVIDENCING OWNERSHIP OF
                    SHARES OF PROSPECT STREET(SM) HIGH INCOME
                                 PORTFOLIO INC.
                      TAXABLE AUCTION RATE PREFERRED STOCK

 Registered Owner:

          General. Pursuant to a Custody Agreement dated as of December 1, 1988, as from time to time amended (the "Custody Agreement"), between Bankers Trust Company (the "Custodian") and Financial Security Assurance Inc. ("Financial Security"), the Custodian holds as custodian (i) the amount specified above of the above-referenced Preferred Stock (the "Preferred Stock"), on behalf of the registered holder of this Custody Receipt (the "Owner") and (ii) a surety bond (the "Surety Bond") of Financial Security guaranteeing Scheduled Payments (as defined in the Surety Bond) of redemption price, liquidation preference and dividends on the Preferred Stock.

          THE FOLLOWING INFORMATION CONCERNING THE PREFERRED STOCK, THE SURETY BOND AND THE CUSTODY AGREEMENT IS MERELY DESCRIPTIVE OF CERTAIN PROVISIONS OF THOSE INSTRUMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THOSE INSTRUMENTS, COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL OFFICE OF THE CUSTODIAN.

          The Preferred Stock has been issued by Prospect Street(SM) High Income Portfolio Inc. (the "Fund") pursuant to its Articles of Incorporation (the "Certificate") and the sole obligor with respect to the Surety Bond is Financial Security. If the Fund fails to make a Scheduled Payment on the Preferred Stock, the Custodian has no right or obligation to take any action for the Owner with respect to the Preferred Stock referred to above except (i) to proceed to make a demand for payment pursuant to the Surety Bond, or (ii) in accordance with written instructions from such Owner and upon receipt of reasonable indemnity for resulting costs and liabilities, whether or not such action appears to be in the best interest of such Owner. If Financial Security defaults with respect to a payment on the Surety Bond, the Custodian has no right or obligation to take any action for the Owner except in accordance with written instructions from such Owner and upon receipt of reasonable indemnity for resulting costs and liabilities, whether or not any action appears to be in the best interest of such Owner.

          The Preferred Stock has been delivered to the Custodian or its nominee to be held in a custody account (the "Custody Account") established pursuant to the Custody Agreement. The Preferred Stock has been registered on the stock books of the Fund maintained by the paying agent (the "Paying Agent") appointed by the Fund under the Certificate in the name of the Custodian (or its nominee or its agent's nominee) and not in the name of the Owner. This Custody Receipt and all other custody receipts issued from time to time to evidence the Preferred Stock which have been deposited in the Custody Account will be referred to herein as "Custody Receipts."

                                 THE SURETY BOND

          Financial Security has issued the Surety Bond, consisting of a surety bond and certain endorsements thereto, and the Surety Bond may not be cancelled or revoked during its term. The Surety Bond unconditionally and irrevocably guarantees to the Owner, as beneficial owner of the Preferred Stock as indicated on the registration books maintained by the Custodian (other than the Fund and any affiliates or successors thereof), (i) the full and complete payment of Scheduled Payments ("Scheduled Payments" as defined in the Surety Bond) on the dates on which such Scheduled Payments are guaranteed pursuant to the Surety Bond in accordance with such Surety Bond and the terms of the Certificate as amended and in effect as of the date of the issuance of the Surety Bond and subsequently amended from time to time with the written consent of Financial Security including the date on which the Preferred Stock is paid in full and
(ii) payment of any such amount that is subsequently avoided in whole or in part as a preference payment under applicable federal bankruptcy law. As set forth in the Surety Bond, the Preferred Stock shall be "paid in full" when all payments guaranteed by the Surety Bond have been paid and any period during which any such payment could have been avoided in whole or in part as a preference payment under applicable federal bankruptcy law shall have expired before any bankruptcy, insolvency or similar proceeding requisite to such avoidance shall have been commenced.

         Payment of amounts under the Surety Bond by Financial Security as described in clause (i) above shall be made on the later of (a) the second Business Day following receipt on a Business Day by Financial Security of a notice and certificate from the Custodian in the form set forth as Exhibit A to Endorsement No. I of the Surety Bond or (b) the date such Scheduled Payment is scheduled to be made pursuant to the terms of the Surety Bond. Such payments will be disbursed by Financial Security to the Custodian by wire transfer of immediately available funds. Financial Security's obligation under the Surety Bond is discharged to the extent funds are so transferred to the Custodian whether or not such funds are properly applied by the Custodian.

          Financial Security will pay any amount payable under the Surety Bond as described in clause (ii) above on the earlier of (a) the fourth Business Day following receipt by Financial Security from the Custodian of (x) a certified copy of the order (the "Order") of the court which exercised jurisdiction to the effect that the Owner is required to return scheduled payments of redemption price, liquidation preference or dividends paid on the Preferred Stock which were guaranteed by the Surety Bond because such payments were avoidable preferences under applicable federal bankruptcy law, (y) a certificate of the Owner that the Order has been entered and is not subject to any stay and (z) an assignment duly executed by the Owner in such form as is reasonably required by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Owner relating to or arising under the Preferred Stock against the estate of the Fund, provided that if such notice and certificate are received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, Financial Security shall make such payment on the fifth Business Day following such date, and (b) the date of receipt by Financial Security of the items referred to in clauses (x), (y) and (z) above, if at least four Business Days prior to the date of such receipt, Financial Security shall have received written notice from the Custodian that such items were to be delivered on such date of receipt and such date of receipt was specified in such notice (provided that if such notice is received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, such notice shall be deemed to have been received on the next succeeding Business Day). Such payment shall be disbursed to the receiver, conservator, debtor in possession or trustee in bankruptcy named in the Order and not to the Owner directly unless the Owner has been required previously to disgorge all or a part of such payment, as demonstrated to the satisfaction of Financial Security, in which event such payment shall to such extent be paid directly to the Custodian or the Holder, as the case may be.

          The Owner agrees, in consideration of the issuance of the Surety Bond, that in the event that the Fund does not make Scheduled Payments on the Preferred Stock covered by this Custody Receipt, the Custodian shall make a claim for payment under the Surety Bond with respect to the Preferred Stock covered by this Custody Receipt. In order to obtain payments under the Surety Bond with respect to payment of dividends on the Preferred Stock, the Custodian, as attorney-in-fact of said Owner, shall execute and deliver an appropriate instrument of assignment to Financial Security of each scheduled dividend on the Preferred Stock to be paid by Financial Security. In order to obtain payments under the Surety Bond with respect to payment of redemption price or liquidation preference for the Preferred Stock, the Custodian, as attorney-in-fact of said Owner, shall execute and deliver an appropriate instrument of assignment to Financial Security of each share of Preferred Stock, the redemption price or liquidation preference for which is to be paid by Financial Security. The Custodian, as attorney-in-fact of said Owner, shall also appoint Financial Security as agent for the Owner and the Custodian in any legal proceeding with respect to the Preferred Stock (including specifically any proceedings involving the right of any Owners to vote such Preferred Stock represented by such Owner's Custody Receipt) until any claims resulting from the above assignments shall have been satisfied, such appointment to be contingent upon Financial Security's continued performance under the Surety Bond. Upon any such payment of redemption price or liquidation preference by Financial Security, Financial Security shall become the owner of the Preferred Stock or right to payment of redemption price or liquidation preference for such Preferred Stock so paid and the Owner hereof shall have no further rights with respect to such Preferred Stock or such right to payment.

          Upon any default by Financial Security in the payment of any amounts due under the Surety Bond, the Owner shall have the right to proceed directly and individually against Financial Security in whatever manner the Owner deems appropriate and shall not be required to act in concert with other Owners or with the Custodian.

                              THE CUSTODY AGREEMENT

          Custody Account. The Custody Agreement creates the Custody Account into which the Preferred Stock, the Surety Bond and any moneys held in connection therewith will be deposited. The Custody Account will be maintained by the Custodian as a custodial account, separate and segregated, whose contents may not be commingled with any other assets or property held by the Custodian. The Custodian will maintain separate records in connection with any moneys which it may hold in connection with the Preferred Stock and the Surety Bond.

          The Owner is liable for payment of taxes or other governmental charges with regard to registrations of transfers or exchanges of this Custody Receipt, and the Custodian may require payment of such amounts prior to the issuance of a new Custody Receipt. Moreover, under current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Owner completes a Form W-9, Payer's Request for Taxpayer Identification Number and Certification, or provides the Custodian with evidence that it is an Exempt Payee within the meaning of the Code, the Custodian will deduct 20% of certain payments to the Owner from the Custody Account pursuant to Section 3406 of the Code. The Custodian will forward by Mail to the Owner of record of this Custody Receipt on the Record Date preceding any Scheduled Payment the dividend component of such Scheduled Payment on the Preferred Stock promptly upon receipt by the Custodian. The Custodian will remit payments of redemption price or liquidation preference on the Preferred Stock upon presentation of the Custody Receipt by the Owner at the principal office of the Custodian.

          Ministerial Duties. The Custodian will take such actions as are expressly required under the Surety Bond to make a drawing under the Surety Bond, including transmitting notices to the Owner, making a demand for payment pursuant to the Surety Bond and delivering Preferred Stock or assignments to Financial Security. Notices with respect to the Preferred Stock that are received by the Custodian from the Fund will be promptly forwarded to the Owner. Except as expressly provided by the Custody Agreement, the Custodian will not take any action on behalf of the Owner with respect to the Preferred Stock or the Surety Bond, except in accordance with written instructions from the Owner and upon receipt of reasonable indemnity from the Owner for resulting costs and liabilities as provided in the Custody Agreement, whether or not such action appears to be in the best interest of the Owner. The Custodian may resign pursuant to the Custody Agreement upon appointment of a successor Custodian and its acceptance of such appointment as provided in the Custody Agreement. Either Financial Security or the registered owners of Custody Receipts evidencing a majority in aggregate amount of the Preferred Stock deposited in the Custody Account may remove the Custodian and appoint a successor thereto pursuant to the provisions of the Custody Agreement.

          Miscellaneous. Except as otherwise provided in the Custody Agreement, no amendment affecting the registered owners of custody receipts as this Custody Receipt may be made to the Custody Agreement without the consent of the registered owners of the Custody Receipts evidencing 66-2/3% in of the shares of Preferred Stock deposited in the Custody Account. The Custodian will not have any right or obligation to enforce any rights of the Owner with respect to the Preferred Stock under the Certificate. By acceptance of delivery of the Preferred Stock evidenced by this Custody Receipt, the Owner acknowledges and accepts all of the terms and conditions and agrees to be bound by all of the provisions of the Custody Agreement. This Custody Receipt is transferable by the Owner in person, or by an attorney duly authorized in writing, at the principal office of the Custodian, upon surrender and cancellation of this Custody Receipt and due execution of the Notice of Transfer or Exchange attached to this Custody Receipt, except that such a registration of transfer is not required to be made either during any period when the Fund would not be required to issue or register the transfer of any shares of Preferred Stock pursuant to the terms of the Certificate and the conditions specified in the Certificate as to the transfer of beneficial ownership of the Preferred Stock is satisfied. Upon any such registration of transfer, a new Custody Receipt or Receipts in authorized denominations will be issued to the transferee or transferees in exchange for this Custody Receipt.

          Certain Definitions. For purposes hereof, the following terms shall have the meanings set forth below:

          "Business Day" means a day on which banks are not required or authorized by law to be closed in either the city in which the principal office of Financial Security is located or the city in which the principal office of the Custodian is located.

          "Mail" means first-class mail to the Owner at the address shown in the registration books maintained by the Custodian pursuant to the Custody Agreement.

          This Custody Receipt shall not be valid for any purpose unless executed by the Custodian by the manual signature of its authorized officer.

           IN WITNESS WHEREOF, the Custodian has caused this Custody Receipt to be executed.

Dated:

                                               BANKERS TRUST COMPANY,
                                               as Custodian

                                               By
                                                  ----------------------------

                         NOTICE OF TRANSFER OR EXCHANGE

          Please be advised, pursuant to the terms of the Custody Agreement between Bankers Trust Company and Financial Security Assurance Inc. with respect to the Custody Receipt on which this Notice of Transfer or Exchange is printed, that the undersigned hereby notifies you, as of the date received by you, of the following transaction(s) and requests you to process the transaction(s) as required by the Custody Agreement. This notice may also be used for exchanges of Custody Receipts or in connection with the redemption of or payment of the liquidation preference with respect to a portion of such Preferred Stock in which event the Transferee should be noted to be the same as the Transferor.

Name of Transferor: _____________________________________________________

Registration Number of Custody Receipt: _________________________________

Aggregate Liquidation Preference and Number of Shares of Preferred Stock:
$ _________________    ____________________ Shares

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Retained: $ _____________    ___________________ Shares

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Transferred: $ ________________    __________________ Shares

1. Name of Transferee: __________________________________________________

Address of such Transferee: _____________________________________________

_________________________________________________________________________

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Transferred to Such Transferee: $ _________________    _________________ Shares

2. Name of Transferee: __________________________________________________

Address of such Transferee: _____________________________________________

_________________________________________________________________________

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Transferred to Such Transferee: $ _____________    _________________ Shares

          (Add additional page if more than two Transferees.)

          In making this notice, I am aware of, among others, the following requirements for and limitations upon my exercise of transfer rights imposed by said Custody Agreement:

                   (1) all transfers must be made in authorized denominations as permitted by the Custody Agreement;

                   (2) the transferee must sign a Master Purchaser's Letter as specified in the Certificate (as defined in the Custody Agreement);

                   (3) dividend payments on the Preferred Stock due on a particular dividend payment date accrue to the benefit of the Owner of record of the related Custody Receipt on the Record Date (as defined in the Custody Agreement) preceding such dividend payment date;

                   (4) any notice of transfer not made in accordance with the above requirements and other terms and conditions of the Custody Agreement will be returned to me accompanied by an explanation of the variance; and

                   (5) this Notice of Transfer or Exchange must be accompanied by the Custody Receipt to be transferred.

 Dated:

                                               By ________________________
                                               Its _______________________

GUARANTY OF SIGNATURE

                                   ASSIGNMENT

          For value received, the undersigned hereby sells, assigns and transfers this Custody Receipt to the person or persons indicated on the Notice of Transfer or Exchange printed on this Custody Receipt. In the case of a transfer to a third party, the undersigned hereby authorizes and instructs the Custodian to immediately record the transferees listed on the Notice of Transfer or Exchange as the Owner of such Custody Receipt.

 Dated:
                                               ______________________________
                                               (Authorized Signature)

                                               Notice: The signature on this
                                               assignment must correspond with
                                               the name of the registered owner
                                               as it appears on the Custody
                                               Receipt in every particular and
                                               must be guaranteed by an officer
                                               of a national or state commercial
                                               bank or trust company or a member
                                               of a registered national
                                               securities exchange or the
                                               National Association of
                                               Securities Dealers, Inc.

GUARANTY OF SIGNATURE

                                    EXHIBIT 2

                               FORM OF OPINION OF
                        COUNSEL OF ISSUER OF SURETY BOND

Dear Sirs:

          I am the General Counsel of Financial Security Assurance Inc., a New York stock insurance company ("Financial Security"). You have requested my opinion in such capacity as to the matters set forth below in connection with
the issuance by Financial Security of its surety bond no.           (the "Surety
Bond") with respect to the above-referenced securities issued by Prospect Street(SM) High Income Portfolio, Inc. (the "Fund"). The Surety Bond is issued pursuant to the Insurance Agreement dated as of December 1, 1988 (the
"Insurance Agreement") between Financial Security and the Fund.

          In that regard, and for purposes of this opinion, I have examined such corporate records, documents and proceedings as I have deemed necessary and appropriate, including (i) the Surety Bond and (ii) the Insurance Agreement.

          Based upon the foregoing, I am of the opinion that:

                   1. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guarantee insurance business under the laws of the State of New York.

                   2. Each of the Surety Bond and the Insurance Agreement has been duly authorized, executed and delivered by Financial Security.

                   3. Each of the Surety Bond and the Insurance Agreement constitutes the legal, valid and binding obligation of Financial Security, enforceable against Financial Security in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and by the application of general principles of equity.

                   4. The Surety Bond is exempt from registration under the Securities Act of 1933, as amended.

                   5. Neither the execution or delivery by Financial Security of the Surety Bond or the Insurance Agreement, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security nor, to the best of my knowledge, result in a breach of, or constitute a default under, any agreement or other instrument to which Financial Security is a party or by which any of its property is bound nor, to the best of my knowledge violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security.